Exhibit 5.1

ANTHONY L.G., PLLC

LAURA ANTHONY, ESQ

JOHN CACOMANOLIS, ESQ*

CHAD FRIEND, ESQ, LLM

SVETLANA ROVENSKAYA, ESQ**

_________________________

OF COUNSEL:

JACK A. FATTAL, ESQ.***

JESSICA HAGGARD, ESQ. ****

MICHAEL R. GEROE, ESQ, CIPP/US*****

CRAIG D. LINDER, ESQ******

PETER P. LINDLEY, ESQ, CPA, MBA

JOHN LOWY, ESQ.*******

STUART REED, ESQ

HARRIS TULCHIN, ESQ. ********

WWW.ANTHONYPLLC.COM WWW.SECURITIESLAWBLOG.COM WWW.LAWCAST.COM DIRECT E-MAIL: LANTHONY@ANTHONYPLLC.COM

*licensed in FL and NY

**licensed in NY and NJ

*** licensed in NY

****licensed in Missouri

*****licensed in CA, DC, MO and NY

******licensed in CA, FL and NY

*******licensed in NY and NJ

********licensed in CA and HI (inactive in HI)

March 24, 2022

Statera Biopharma, Inc.

2537 Research Boulevard, Suite 201

Fort Collins, CO 80526

RE:	Statera Biopharma, Inc.
Registration Statement on Form S-3 (File No. 333-238578)

Ladies and Gentlemen:

We deliver this opinion with respect to certain matters in connection with the offering by Statera Biopharma, Inc., a Delaware corporation (the “Company”), of (i) up to 12,555,555 units (the “Units”), where each Unit consists of (a) one share of its common stock (the “Common Stock”), par value $0.005 per share, (b) one warrant with a one-year term to purchase one share of Common Stock at an exercise price of $0.45 per share (100% of the offering price per Unit) (the “One Year Warrants”), and (c) one warrant with a five-year term to purchase one share of Common Stock at an exercise price of $0.5625 per share (125% of the offering price per Unit) (the “Five Year Warrants”) and (ii) up to 12,555,555 pre-funded units (the “Pre-Funded Units”), where each Unit consists of (a) one pre-funded warrant to purchase one share of Common Stock at an exercise price of $0.01 per share (the “Pre-Funded Warrants”), (b) one One Year Warrant, and (c) one Five Year Warrant, and (iii) up to 1,883,333 shares of Common Stock (“Option Shares”) and/or One Year Warrants to purchase up to 1,883,333 shares of Common Stock and/or Five Year Warrants to purchase up to 1,883,333 shares of Common Stock subject to an over-allotment option (“Over-Allotment Option”), to be issued pursuant to that certain Underwriting Agreement (the “Underwriting Agreement”), dated as of March 22,2022, by and between the Company and EF Hutton, division of Benchmark Investments, LLC. The Units, Pre-Funded Units, Common Stock, Option Shares, and One Year Warrants and the Five Year Warrants forming part of the Units and the Over-Allotment Option and the Pre-Funded Warrants forming part of the Pre-Funded Units were registered pursuant to the Registration Statement on Form S-3 (File No. 333-238578) filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 21, 2020 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), declared effective on May 29, 2020, including the prospectus dated May 29, 2020 included therein (the “Base Prospectus”), and as supplemented by the preliminary prospectus supplement dated March 22, 2022 and the final prospectus supplement dated March 22, 2022, both of which were filed with the Commission pursuant to Rule 424(b) under the Securities Act (such preliminary and final prospectus supplements collectively, the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). The One Year Warrants and the Five Year Warrants forming part of the Units and the Over-Allotment Option and the Pre-Funded Warrants forming part of the Pre-Funded Units are collectively referred to herein as the “Warrants.” The Units, the Pre-Funded Units, the Option Shares, the shares of Common Stock forming part of the Units (together with the Option Shares, the “Shares”), the Warrants, and the shares of Common Stock underlying the Warrants (the “Warrant Shares”) are collectively referred to as the “Securities.” The offering of the Securities by the Company pursuant to the Registration Statement, the Prospectus and the Underwriting Agreement is referred to herein as the “Offering.”

In connection with our opinion expressed below we have examined originals or copies of the Underwriting Agreement, the forms of the Warrants, the form of Warrant Agency Agreement, the Company’s Restated Certificate of Incorporation, as amended, filed with, and certified by, the Delaware Secretary of State (the “Restated Certificate”) and the Company’s Amended and Restated Bylaws (the “Bylaws” and, together with the Restated Certificate, the “Charter Documents”), the Registration Statement, together with the exhibits filed as a part thereof and all other documents incorporated therein by reference, the Prospectus, certain corporate proceedings of the Company’s board of directors (the “Board”) or a committee or committees of the Board relating to the Registration Statement, and such other agreements, documents, certificates and statements of the Company, its transfer and warrant agent and public or government officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary.

We have assumed, and express no opinion as to, the genuineness of all signatures on documents submitted to us, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the absence of any termination, modification, waiver or amendment to any document reviewed by us, the absence of any other extrinsic agreements or documents that might change or affect the interpretation or terms of documents we have reviewed, and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. In giving our opinion, we have also relied upon a good standing certificate regarding the Company issued by the Delaware Secretary of State dated March 22, 2022.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware, the federal laws of the United States of America, and, with respect to our opinion relating to the enforceability of the Warrants, the laws of the State of New York.

With respect to the Warrants, we have assumed that, as of each and every time any of the Warrants are exercised, the Company will have a sufficient number of authorized and unissued shares of the Common Stock available for issuance under its Restated Certificate to permit full exercise of each of the Warrants in accordance with their terms without the breach or violation of any other agreement, commitment or obligation of the Company.

In connection with our opinions expressed below, we have assumed that, (i) at or prior to the time of the issuance and delivery of any of the Securities there will not have occurred any change in the law or the facts affecting the validity of the Securities, any change in actions of the Board or the Company’s stockholders, or any amendments to the Charter Documents, and (ii) at the time of the offer, issuance and sale of any Securities no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, and that the Registration Statement will not have been modified or rescinded. We also have assumed that the issuance and delivery of the Securities subsequent to the date hereof and the compliance by the Company with the terms of such Securities will not result in a violation of the Restated Certificate or any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body then having jurisdiction over the Company.

Based upon, and subject to, the foregoing, we are of the opinion that:

(i)

the Shares, when issued, sold and delivered in the manner and for the consideration stated in the Underwriting Agreement, Registration Statement and the Prospectus and in accordance with the resolutions adopted by the Board and the Pricing Committee of the Board, will be validly issued, fully paid and nonassessable;

(ii)

when the Units, Pre-Funded Units and Warrants are issued, sold and delivered in the manner and for the consideration stated in the Underwriting Agreement, Registration Statement and the Prospectus, such Units, Pre-Funded Units and Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

(iii)	the Warrant Shares, when issued and delivered by the Company upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

This opinion letter has been prepared for use in connection with the filing by the Company of a Current Report on Form 8-K relating to the offer and sale of the Securities, which Form 8-K will be incorporated by reference into the Registration Statement and Prospectus, and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the above-described Form 8-K and to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Sincerely yours,

/s/ Laura E. Anthony
Laura E. Anthony,
For the Firm

625 N. FLAGLER DRIVE, SUITE 600 ● WEST PALM BEACH, FLORIDA ● 33401 ● PHONE: 561-514-0936 ● FAX 561-514-0832